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Excellence in Electronics and Telecommunications Components
Exhibit 99(a)
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                               NEWS RELEASE                FOR IMMEDIATE RELEASE
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INVESTORS:  MICHAEL R. ELIA      SR. VICE PRESIDENT & CFO      (614) 791-3117
MEDIA:      MELODYE DEMASTUS     MELROSE CONSULTING            (614) 771-0860


              INSILCO ENDS YEAR WITH SOLID SALES AND EARNINGS GAIN

                            COMMENTS ON 2001 OUTLOOK

         COLUMBUS, OHIO, JANUARY 17, 2000 -- INSILCO HOLDING CO. (OTC BULLETIN
BOARD: INSL) said today that it expects to record 12% pro forma sales growth in the 2000 fourth quarter as compared to the same quarter last year, despite some softening in demand from its telecom/computer original equipment manufacturing customers, as well as customer inventory corrections. The Company expects to report pro forma sales of $99.7 million and $423.2 million, respectively, for its fourth quarter and full year ended December 31, 2000, compared to pro forma sales of $89.1 and $322.0 million for the same periods in 1999. Pro forma sales, which are subject to final year-end audit, are adjusted to give effect for all acquisitions and divestitures completed before year-end 2000.

         The Company said that it also expects to report strong fourth quarter EBITDA growth, as a result of solid volume growth, an improving sales mix of higher-margin products, and utilization of lower cost manufacturing techniques and facilities. The Company expects to report fourth quarter pro forma EBITDA in the range of $18.2 million to $18.6 million, compared to $14.7 million pro forma EBITDA for the year earlier fourth quarter.

         Audited financial results for the quarter and year-ended December 31, 2000 are currently scheduled to be released in mid-February, 2001.


CEO COMMENT

         David A. Kauer, Insilco President and CEO, said, "Although we have experienced some slowdown in demand from our markets in recent weeks, which we believe is indicative of the overall economic slowdown, we are very pleased with the robust demand this past year for our electronic components, and in particular our data grade connectors and custom cable assemblies. While we are somewhat cautious in our near term sales outlook for the next quarter, we do expect demand for our products to strengthen as the year progresses. Equally important, we will continue to take advantage of the low-cost manufacturing capabilities that we have recently acquired, and continue to build our core capabilities in supplying components to meet the burgeoning demand for optical transmission and networking equipment, and rapid deployment of DSL.

         Insilco Holding Co., through its wholly-owned subsidiary Insilco Technologies, Inc., is a leading global manufacturer of cable assemblies, wire harnesses, fiber optic assemblies and subassemblies, high-speed data transmission connectors, power transformers and planar magnetic products, and highly engineered, precision stamped metal components. Insilco maintains more than one million square feet of manufacturing space and has 18 locations throughout the United States, Canada, Mexico, Northern Ireland, Ireland and the Dominican Republic serving the telecommunications, networking, computer, electronics, automotive and medical markets. For more information visit our sites at www.insilco.com or www.insilcotechnologies.com.

                                     -more-
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         THE STATEMENTS MADE IN THIS PRESS RELEASE WHICH ARE NOT HISTORICAL
FACTS MAY BE DEEMED FORWARD LOOKING STATEMENTS, AND, AS SUCH, ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES, INCLUDING STATEMENTS WITH RESPECT TO: THE COMPANY'S ABILITY TO DELIVER FUTURE GROWTH IN SALES AND EARNINGS. IT IS IMPORTANT TO NOTE THAT RESULTS COULD DIFFER MATERIALLY FROM THOSE PROJECTED IN SUCH FORWARD-LOOKING STATEMENTS. FACTORS WHICH COULD CAUSE RESULTS TO DIFFER MATERIALLY INCLUDE, BUT ARE NOT LIMITED TO THE FOLLOWING: DELAYS IN NEW PRODUCT INTRODUCTIONS, LACK OF MARKET ACCEPTANCE FOR NEW PRODUCTS, CHANGES IN DEMAND FOR THE COMPANY'S PRODUCTS, CHANGES IN MARKET TRENDS, GENERAL COMPETITIVE PRESSURES FROM EXISTING AND NEW COMPETITORS, ADVERSE CHANGES IN OPERATING PERFORMANCE, CHANGES IN INTEREST RATES, AND ADVERSE ECONOMIC CONDITIONS WHICH COULD AFFECT THE AMOUNT OF CASH AVAILABLE FOR DEBT SERVICING AND CAPITAL INVESTMENTS. FURTHER INFORMATION CONCERNING FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS ARE CONTAINED FROM TIME TO TIME IN THE COMPANY'S SEC FILINGS, INCLUDING BUT NOT LIMITED TO THE COMPANY'S REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999 AND SUBSEQUENT REPORTS ON FORM 10Q. COPIES OF THESE FILINGS MAY BE OBTAINED BY CONTACTING THE COMPANY OR THE SEC.

Investor Relations Contact: Michael R. Elia, (614) 791-3117 or write to Insilco Holding Co., Investor Relations, 425 Metro Place North, Box 7196, Dublin, OH 43017 or call Melodye Demastus, Melrose Consulting (614) 771-0860. You may also visit our web site at http://www.insilco.com.
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